UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/01/2011

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2011, the Board of Directors (the "Board") of Savient Pharmaceuticals, Inc. (the "Company"), based upon the recommendation of the Board's Nominating and Corporate Governance Committee, elected William F. Owen, Jr., M.D. and David Y. Norton to serve on the Company's Board of Directors. In connection with the election, the Board expanded the size of the Board to eight directors. Dr. Owen and Mr. Norton will each serve for a term expiring at the Company's annual meeting of stockholders in 2012 and until their respective successors shall have been elected and qualified or until their earlier resignation or removal.

Dr. Owen, age 56, currently serves as President of the University of Medicine & Dentistry of New Jersey. Previously, Dr. Owen held the position of Chancellor, Health Science Center and Vice President for Health Affairs at the University of Tennessee. Prior to his position with the University of Tennessee, he served as chief scientist for Baxter Healthcare Corporation's renal division while holding an adjunct appointment as professor of medicine at Duke University School of Medicine.

Mr. Norton, age 60, recently retired as Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a global company engaged in the research and development, manufacture and sale of products in the health care field. Mr. Norton previously served as Johnson & Johnson's Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine and Virology franchise and had held the position of Company Group Chairman for the pharmaceutical businesses in Europe, Middle East, and Africa, as well as for North America and Canada.

There is no agreement or understanding between either of Dr. Owen or Mr. Norton and any other person pursuant to which either of them was appointed to the Board. Neither of Dr. Owen or Mr. Norton is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board has appointed Dr. Owen to serve on its Nominating and Corporate Governance Committee, and Mr. Norton to serve on its Audit and Finance Committee and Compensation and Human Resources Committee.

Dr. Owen and Mr. Norton shall receive compensation for serving on the Board and its committees pursuant to the Board compensation plan that was previously disclosed in the Company's filings with the SEC.

The full text of the press release issued in connection with Dr. Owen and Mr. Norton's election to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: September 06, 2011	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated September 6, 2011